EXHIBIT 10.12

CONSULTING AGREEMENT

CONSULTING AGREEMENT (this "Agreement") effective as of September 15, 2021, by and between Unrivaled Brands, Inc., a Nevada corporation (the "Company"), and Dallas Imbimbo ("Consultant" and, together with the Company, the "Parties"). The Parties intending to be legally bound hereby agree as follows:

BACKGROUND

Consultant has knowledge and expertise in areas useful to the Company. The Company desires to engage Consultant to assist in providing services on behalf of the Company, and Consultant is willing to provide such services on the terms herein provided.

AGREEMENT

1. Engagement of Consultant; Term.

1.1 The Company hereby agrees to engage Consultant and Consultant hereby agrees to act as a consultant to the Company in connection with the Company’s business, on the terms and conditions set forth herein.

1.2. The term of this Agreement (the “Term”) shall begin as of the date hereof and shall continue for a period of one (1) year unless earlier terminated as provided in Section 8 of this Agreement.

2. Duties; Fees.

2.1 Consultant is being retained to provide those services set forth in the Statement of Work attached as Schedule A hereto as well as such other services as may be mutually agreed upon between the Parties and set forth in a written Statement of Work referencing this Agreement (each, a "SOW") (collectively, the "Services"). Consultant will be available to provide Services to the Company as needed. Consultant will report to, and provide advice to, only the Company’s Chief Executive Officer (the “CEO”). Consultant agrees he will include the CEO on all communications, including phone calls, texts and emails, relating to the Services. Consultant shall not represent that he is, or hold himself out as, an employee of the Company and in no event shall Consultant enter into any agreements or undertakings for or on behalf of the Company, without the Company’s prior written consent.

2.2 The Company shall pay Consultant the fees set forth on Schedule B.

2.3 During the Term, the Company shall not be responsible to pay or reimburse Consultant for any out-of-pocket expenses incurred by Consultant in connection with the performance of the Services, except if specifically set forth in a SOW or otherwise if pre-approved by the Company in writing.

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3. Independent Contractor.

The Parties acknowledge and agree that Consultant is an independent contractor of the Company, and that Consultant is not, by virtue of this Agreement, an employee of the Company and shall not be entitled to any benefits provided to, or rights afforded by, the Company or its affiliates to its employees, whether by operation of law or otherwise including, without limitation, group insurance, liability insurance, disability insurance, vacation, sick leave, retirement benefits, health plans and overtime pay. The Company shall make no deductions from fees paid to Consultant for any state, federal or local taxes including, without limitation, deductions for income tax withholding and social security taxes. Consultant shall be responsible for the payment of all federal, state and local taxes, including, without limitation, deductions for income tax withholding and social security taxes, related to Consultant and shall provide the Company with suitable evidence of the same whenever requested. Consultant shall complete, sign and deliver to the Company along with this Agreement, a Form W-9 (Request for Taxpayer Identification Number and Certification).

4. Ownership of Work Product.

The term "Work Product" means any inventions, software, documentation, reports, designs, specifications, processes, formulas, know-how, designs, works of authorship, data or modifications and enhancements to software or documentation that are made, conceived, developed or reduced to practice, alone or jointly with others, by Consultant for the Company in the course of performing Services hereunder, whether or not any such items are eligible for patent, copyright, trade secret or other legal protection. Consultant shall promptly disclose to the Company all work product that is not delivered in hard copy to the Company hereunder. All Work Product, including all patent, copyright, trade secret and other intellectual property rights related thereto, will be the sole and exclusive property of the Company or its designee. The Parties intend that all Work Product shall be considered to be work-for-hire to the extent it qualifies as such under applicable law. To the extent that any Work Product is not, automatically upon creation thereof, owned by the Company as a work-for-hire or otherwise, Consultant hereby assigns and agrees to assign to the Company all of its right, title and interest in, to and under all Work Product. Consultant hereby waives any and all moral rights, including without limitation any right to identification of authorship or limitation on subsequent modification that Consultant has or may have in the Work Product, and in any other intellectual property that is or becomes the property of the Company under this Section 4. At the Company's request and expense, during and after the Term, Consultant will execute documents and give testimony and take further acts reasonably requested by the Company to assist the Company or its designee with any efforts of the Company or its designee to obtain and perfect patent, copyright, trade secret and other legal protection for the Work Product.

5. Protection of Confidential Information.

5.1 In connection with the performance of Services hereunder, it is understood that the Company may disclose to Consultant, or Consultant may have access to "Confidential Information" (as hereinafter defined). As used herein, the term "Confidential Information" shall mean any and all proprietary or confidential information, whether or not developed by Consultant, including, without limitation: (i) any and all Work Product, and all derivative works, products and other results thereof; (ii) any and all technical information of the Company, including, without limitation, product data and specifications, methodologies, tools, know-how, formulae, source code, processes, inventions, research projects, and product developments; (iii) any and all know-how and business information of or relating to the Company that is not known to the general public, including, without limitation, accounting and financial information, sales and marketing information, research, investment analyses, investment strategies and techniques, information regarding customers, suppliers, personnel and shareholders of the Company; and (iv) confidential information of third parties of a nature similar to the information listed above that has been disclosed to the Company, or that has been learned by Consultant in the course of performing Services hereunder. Consultant acknowledges and agrees that the Confidential Information constitutes valuable trade secrets of the Company (and/or its customers), as the case may be.

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5.2 Consultant shall not disclose any Confidential Information to any third party, nor shall Consultant use any Confidential Information for any purpose other than the performance of Consultant's Services hereunder or as required by applicable law or legal process. All materials furnished to Consultant by the Company shall be considered Confidential Information, shall remain the property of the Company (or its customer), as the case may be, and shall be returned to the Company promptly upon the termination of this Agreement or at the Company's earlier request.

5.3 Consultant's obligations under this Section will continue for each item of Confidential Information until such time as such item of Confidential Information is or becomes publicly available other than as a result of any act or failure to act by Consultant.

6. Warranties.

6.1 Consultant represents and warrants that: (i) Consultant possesses the skills, experience and certifications specified in his or her CV/resume provided to the Company and is trained, experienced and qualified to perform all Services required to be performed by him hereunder, and such Services will be performed by Consultant with care, skill, and diligence, in accordance with the professional standards generally recognized by Consultant's profession; (ii) all such Services shall be performed to the Company's reasonable satisfaction in accordance with any SOWs and this Agreement; and (iii) Consultant has all rights, title, permits and licenses necessary to provide the Services and deliverables (if any) outlined in any SOW. If Consultant fails to materially meet applicable professional standards or the Services are not performed in accordance with any of the foregoing representations or warranties, as the Company’s exclusive remedy, Consultant shall, without additional compensation, correct or revise any errors or deficiencies in his or her work.

6.2 Consultant further represents and warrants that (i) Consultant's performance of all the terms of this Agreement and Consultant's duties hereunder will not breach any invention assignment agreement, confidential information agreement, non-competition agreement or other agreement between Consultant and any other party; (ii) Consultant will not bring with him to the Company or use in the performance of Consultant's duties for the Company, any documents, materials or information of any other party that are not generally available to the public or which Consultant does not have written permission to use in the course of performing Consultant's duties as a consultant; and (iii) Consultant is a citizen of the United States or possess the legal right to work in the United States in accordance with applicable law.

7. Indemnity.

Consultant shall indemnify, defend and hold harmless, the Company, its affiliates and their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") from and against any and all third party claims, loss, damage, injury, liability, cost or expense (including but not limited to reasonable attorneys' fees and court costs) relating to Consultant’s gross negligence or willful misconduct.

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8. Termination.

This Agreement may be terminated by either the Company or the Consultant in the event the other Party is in breach of any term of this Agreement and such breach is not cured within five (5) business days following delivery of written notice of such breach. Upon termination, Consultant shall discontinue Services as of the effective date of termination to the extent specified in the notice. Without limiting any rights of the Company hereunder or under law, subject to Section 2 hereof, Consultant shall be entitled to payment for all Services performed in accordance with this Agreement up to the effective date of termination. The Company shall have no liability arising out of termination by the Company, other than to pay Consultant for Services performed prior to the effective date of termination of this Agreement. The Company shall be entitled to receive all Work Product completed or in progress as of the effective date of termination of this Agreement.

9. Advertising.

In connection with this Agreement, Consultant agrees not to use the Company's name in any form of publicity, or to release to the public any information relating to the Services to be performed hereunder, or to otherwise disclose or advertise that Consultant has entered into the Agreement, except with the prior written approval of the Company.

10. Compliance with Law and Policies.

Consultant shall perform his or her duties hereunder in accordance with all applicable federal, state and local laws, rules, regulations and codes. Consultant shall materially comply with all the Company standards, rules, procedures and policies relating to or affecting the Services provided hereunder provided the Company has provided such standards, rules, procedures and policies to Consultant in writing and Consultant has a reasonable time to comply therewith.

13. Miscellaneous.

13.1 No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing and signed by the Company and Consultant. No waiver by either Party at any time of any breach by the other Party of, or compliance with, any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The rights and remedies of the Parties provided in this Agreement are cumulative and not exclusive of any rights or remedies provided under this Agreement, by law, in equity or otherwise. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either Party which are not set forth or referred to expressly in this Agreement.

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13.2 This Agreement may be executed in several counterparts, each of which will be deemed an original, and all of which taken together will constitute one single Agreement between the Parties with the same effect as if all the signatures were upon the same instrument. The headings of this Agreement are for convenience of reference only and are not part of the substance of this Agreement.

13.3 If the scope of any provision of this Agreement is too broad in any respect whatsoever to permit enforcement to its full extent, then such provision shall be enforced to the maximum extent permitted by law, and the parties hereto consent and agree that such scope may be judicially modified accordingly and that the whole of such provision shall not thereby fail, but that the scope of such provision shall be curtailed only to the extent necessary to conform to law. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions hereof in any other jurisdiction.

13.4 Consultant understands that in the event of a breach or threatened breach of this Agreement by Consultant, the Company may suffer irreparable harm and will therefore be entitled to injunctive and other equitable relief (without posting a bond) to enforce this Agreement.

13.5 This Agreement shall be binding upon and inure to the benefit of the Parties, their heirs, legal representatives, successors and assigns. Consultant shall not subcontract or assign any of his or her right or obligations hereunder, without the prior written consent of the Company. Consent by the Company to any assignment or subcontract shall not be deemed to create a contractual relationship between the Company and the subcontracting party or assignee.

13.6 This Agreement, including the performance and enforceability hereof, will be governed by and construed in accordance with the laws of the State of California, without reference to the principles of conflicts of law.

13.7 In the event of termination or upon expiration of this Agreement, Sections 3 - 13 hereof will survive and continue in full force and effect.

13.8 Consultant agrees not to make negative comments or otherwise disparage the Company or its subsidiaries or any of their officers, directors, employees, consultants, agents or products during the term of this Agreement and for a period of one (1) year thereafter.

13.9 Consultant shall maintain accurate records of all amounts billable to and payments made by the Company hereunder in accordance with recognized accounting practices and the Company's reasonable requirements. The Company shall have the right to audit any and all records of Consultant relating to this Agreement and any SOW hereunder, including all documents related to Consultant's compliance with this Agreement and timesheets. Consultant agrees that such records will be available for audit by the Company or its agents during normal business hours upon reasonable notice.

[signature page follows]

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IN WITNESS WHEREOF, the Parties have executed this Consulting Agreement as of the date and year first above written.

UNRIVALED BRANDS, INC.

By:	/s/ Francis Knuettel II
Name:	Francis Knuettel II
Title:	Chief Executive Officer

Consultant:

/s/ Dallas Imbimbo
Dallas Imbimbo

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Schedule A

Statement of Work

Provide the Company with strategic advisory and corporate development services.

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Schedule B

Fees

1,500,000 restricted shares of the Company’s common stock valued at the closing price of the common stock on the trading day prior to the date of this Agreement, which vest 20% on the date hereof and 20% on each of January 1, 2022, April 1, 2022, July 1, 2022 and October 1, 2022, and $16,666.66 per month payable on the first business day of each month beginning on the first business day of the month after the date of this Agreement

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